Exhibit 99.1

SUNCOKE ENERGY, INC. BOARD OF DIRECTORS

APPROVES FORMATION AND IPO OF MASTER LIMITED PARTNERSHIP

Lisle, IL (July 19, 2012) – SunCoke Energy, Inc. (NYSE: SXC) today announced that its Board of Directors has approved the formation of a Master Limited Partnership (MLP) and the filing of a registration statement to effect the initial public offering (IPO) of the MLP. The key assets of the MLP are expected to be a portion of SunCoke Energy’s interests in each of its Haverhill and Middletown cokemaking facilities, located in Franklin Furnace, Ohio and Middletown, Ohio, respectively. SunCoke Energy would own the general partner of the proposed MLP, SunCoke Energy Partners, L.P., as well as all of the MLP incentive distribution rights and a portion of the units representing limited partner interests in the MLP.

SunCoke Energy expects to close the IPO of the MLP not earlier than the fourth quarter of 2012. Concurrently with the closing of the IPO, SunCoke Energy expects to receive a cash distribution from a portion of the net offering proceeds. SunCoke Energy intends to use the proceeds of that distribution to repay, repurchase or redeem outstanding debt, fund expansion projects and for general corporate purposes. Additional information will be included in the registration statement.

IMPORTANT INFORMATION

This announcement is being made pursuant to and in accordance with Rule 135 under the Securities Act of 1933, as amended. As required by Rule 135, this press release does not constitute an offer to sell or the solicitation of an offer to buy securities, and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

SUNCOKE ENERGY, INC.

SunCoke Energy, Inc. is the largest independent producer of metallurgical coke in the Americas, with about 50 years of experience supplying coke to the integrated steel industry. Its advanced, heat recovery cokemaking process produces high-quality coke for use in steelmaking, captures waste heat for derivative energy resale and meets or exceeds environmental standards. Its cokemaking facilities are located in Virginia, Indiana, Ohio, Illinois and Vitoria, Brazil, and our coal mining operations, which have more than 114 million tons of proven and probable reserves, are located in Virginia and West Virginia. To learn more about SunCoke Energy, Inc., visit www.suncoke.com.

FORWARD LOOKING STATEMENTS

Some of the statements included in this press release constitute “forward looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements are based on management’s beliefs and assumptions and on information currently available. You should not put undue reliance on any forward-looking statements. Forward-looking statements include all statements that are not historical facts and may be identified by the use of forward looking terminology such as the words “believe,” “expect,” “plan,” “project,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “will,” “should” or the negative of these terms or similar expressions. Forward-looking statements involve risks, uncertainties and assumptions.

Risks and uncertainties that could cause actual results to differ materially from those expressed in forward-looking statements include economic, business, competitive and/or regulatory factors affecting the Company’s business, as well as uncertainties related to the outcomes of pending or future litigation, legislation, or regulatory actions. Among such risks are: timing and structure of the planned MLP may change; unanticipated developments may delay or negatively impact the planned

MLP; regulatory approvals and compliance with contractual obligations; impact of the planned MLP on the Company’s relationships with its employees, customers and vendors and the Company’s credit rating and cost of funds; changes in market conditions; and future opportunities that the Company’s Board of Directors may determine present greater potential value to stockholders than the planned MLP. No assurance can be given as to the value of the common units of the planned MLP, the price at which they may trade or whether a liquid market may develop for such units. Unpredictable or unknown factors not discussed in this release also could have material adverse effects on forward-looking statements.

In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke Energy has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke Energy. For more information concerning these factors, see SunCoke Energy’s Securities and Exchange Commission filings. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. SunCoke Energy does not have any intention or obligation to update any forward-looking statement (or its associated cautionary language), whether as a result of new information or future events, after the date of this press release, except as required by applicable law.

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